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THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933, AND THE RULES AND REGULATIONS PROMULGATED HEREUNDER AND APPLICABLE STATE SECURITIES LAWS.


                   1998 STOCK OPTION PLAN OF NURESCELL INC.

                           STOCK OPTION AGREEMENT

    This Stock Option Agreement (the "Agreement") is made by and between Nurescell Inc., a Nevada corporation (the "Company"), and _______________ __________________ (the "Optionee") as of the date set forth herein below.

                                 RECITALS

    A. The Board of Directors of the Company (the "Board") has established the 1998 Stock Option Plan of the Company (the "Plan"), for the purpose of providing to Employees, Directors and consultants of the Company and others an opportunity to acquire shares of the Company's Common Stock, par value $.0001 per share (the "Shares"); and

    B. The Company's Board of Directors or the Stock Option Committee of the Company's Board of Directors (the "Committee") appointed to administer the Plan has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the stock option provided for herein (the "Option") to the Optionee as an inducement to continue to provide services to the Company and as an incentive for increased efforts during such service, and to make the Options qualify under Rule 701 promulgated pursuant to the Securities Act of 1933, as amended, and Section 25102(o) of the California Corporation Code has advised the Company thereof and instructed it to issue the Option.

                                AGREEMENT

    NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                ARTICLE I

                               DEFINITIONS

    Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Plan. The masculine pronoun shall

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include the feminine and neuter, and the singular the plural, where the context so indicates.

SECTION 1.1 - CODE

    "Code" shall mean the Internal Revenue Code of 1986, as amended.

SECTION 1.2 - COMPANY

    "Company" shall mean Nurescell Inc. In addition, "Company" shall mean any corporation assuming, or issuing new employee stock options in substitution for the Option and Incentive Stock Options (as defined in Section 1.7 of the Plan), outstanding under the Plan, in a transaction to which Section 425(a) of the Code applies.

SECTION 1.3 - OPTION

    "Option" shall mean the stock option to purchase Common Stock of the Company granted under this Agreement.

SECTION 1.4 - PLAN

    "Plan" shall mean the 1998 Stock Option Plan of the Company.

SECTION 1.5 - SECRETARY

    "Secretary" shall mean the Secretary of the Company.

SECTION 1.6 - SECURITIES ACT

    "Securities Act" shall mean the Securities Act of 1933, as amended.

SECTION 1.7 - SUBSIDIARY

    "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 1.8 - TERMINATION OF EMPLOYMENT

    "Termination of Employment" shall mean the time when the employee-employer relationship, directorship or other relationship between the Optionee and the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding terminations where there is

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a simultaneous reemployment of the Optionee by the Company or a Subsidiary.
The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Termination of employment.

                                  ARTICLE II

                               GRANT OF OPTION

SECTION 2.1 - GRANT OF OPTION

     In consideration of the Optionee's agreement to render faithful and efficient services to the Company and for other good and valuable consideration, on the date set forth on the Signature Page hereof (the "Date of Grant"), the Company irrevocably grants to the Optionee the option to purchase any part or all of an aggregate of the number of Shares set forth on the Signature Page hereof and upon the terms and conditions set forth in this Agreement.


SECTION 2.2 - PURCHASE PRICE

     The Purchase Price of the Shares covered by the Option shall be the amount set forth on the Signature Page hereof and shall be without commission or other charge (the "Purchaser Price").


SECTION 2.3 - RESERVATION OF RIGHTS

     Nothing in the Plan or in this or any Stock Option Agreement shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without cause.


SECTION 2.4 - ADJUSTMENTS IN OPTION

     In the event that the outstanding Shares subject to the Option are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split up, stock dividend, or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of Shares as to which the Option, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from round-off of share quantities or prices) and with any necessary corresponding adjustment in the Purchase Price. Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company, the Subsidiaries and all other interested persons.


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                                 ARTICLE III

                           PERIOD OF EXERCISABILITY


SECTION 3.1 - COMMENCEMENT OF EXERCISABILITY

     (a) The Option shall become exercisable as described on the signature page hereto.

     (b) Excluding Saturdays, Sundays, and nationally recognized holidays, if the Optionee is absent from employment for any reason other than vacation for an aggregate period exceeding sixty (60) days during the annual period between the Date of Grant and the First Anniversary Date or any successive Anniversary Date and the following Anniversary Date, then the latter Anniversary Date shall be postponed by the number of all such days of absence. This paragraph (b) shall not apply to Optionees who are Directors and consultants of the Company but not Employees of the Company.


SECTION 3.2 - DURATION OF EXERCISABILITY

     Any installments provided for in Section 3.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under the Plan.


SECTION 3.3 - ASSUMPTION OF OPTION; ACCELERATION OF EXERCISABILITY

     In the event of the merger or consolidation of the Company with or into another corporation, or the acquisition by another corporation or person of all or substantially all of the Company's assets or eighty percent (80%) or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, such Option shall be assumed or an equivalent option substituted by any successor corporation of the Company. The Company undertakes to make reasonable and adequate provision for such assumption or substitution of the Option upon or in connection with such merger, consolidation, acquisition, liquidation, or dissolution. The Committee may also, in its absolute discretion and upon such terms and conditions as it deems appropriate, by resolution adopted prior to such event, provide that at some time prior to the effective date of such event this Option shall be exercisable as to all of the Shares covered hereby, notwithstanding that this Option may not yet have become fully exercisable under Section 3.1.


SECTION 3.4 - OPTION NOT TRANSFERABLE

     Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment, or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section
3.5 shall not prevent transfers by will or by the applicable laws of descent and distribution.


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                               ARTICLE IV
                           EXERCISE OF OPTION

SECTION 4.1 - PERSON ELIGIBLE TO EXERCISE

     During the lifetime of the Optionee, only he or she may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable, be exercised by his or her personal representative or by any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution.

SECTION 4.2 - PARTIAL EXERCISE

     Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under the Plan; provided, however, that each partial exercise shall be for not less than one hundred (100) Shares (or the minimum installment set forth on the signature page hereto, if a smaller number of Shares) and shall be for whole Shares only.

SECTION 4.3 - MANNER OF EXERCISE

     The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or the Secretary's office of all of the following prior to the time when the Option or such portion becomes unexercisable under the Plan:

     (a) Notice in writing signed by the Optionee or the other person then entitled to exercise the Option of portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee; and

     (b) (i) Full payment (in cash or by check) for the Shares with respect to which such Option or portion is exercised; or

          (ii) Shares of any class of the Company's stock owned by the Optionee duly endorsed for transfer to the Company with a fair market value on the date of delivery equal to the aggregate Purchase Price of the Shares with respect to which such Option or portion is thereby exercised, or options duly endorsed having an aggregate value (measured by the difference between fair market value of the Shares and the Purchase Price) equal to the aggregate Purchase Price of the Shares with respect to which such Option or portion thereof is thereby exercised; or

          (iii) A promissory note bearing interest (at least such rate as shall then preclude the imputation of interest under the Code or any successor provision) and payable upon such terms as may be prescribed by the Committee. The Committee may also


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          prescribe the form of such note and the security to be given for such note. No option may, however, be exercised by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

          (iv) Any combination of the consideration provided in the foregoing subsections (i), (ii), and (iii), and

     (c) Full payment to the Company of all amounts which, under federal, state or local law, the Company is required to withhold upon exercise of the Option; and

     (d) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

SECTION 4.4 - CONDITIONS OF ISSUANCE OF STOCK CERTIFICATES

     The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of the following conditions:

     (a) Either the completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other Governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable, or the receipt of an opinion of counsel satisfactory to the Committee that the Shares were issued pursuant to exemptions under both state and federal law;

     (b) The obtaining of any approval or other clearance from any state or federal governmental agency which the committee shall, in its absolute discretion, determine to be necessary or advisable;

     (c) The payment to the Company of all amounts which, under federal, state, or local law, it is required to withhold upon exercise of the Option;

SECTION 4.5 - RIGHTS AS A STOCKHOLDER

     The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of the Option unless and until certificates representing such Shares shall have been issued by the Company to such holder.


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                                  ARTICLE V

                              OTHER PROVISIONS

SECTION 5.1 - ADMINISTRATION

     The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee or the Special Committee in good faith shall be final and binding upon the Optionee, the Company, the Subsidiaries and all other interested persons. No member of the Committee or the Special committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

SECTION 5.2 - SHARES TO BE RESERVED

     The Company shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement.

SECTION 5.3 - NOTICES

     Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him or her at the address set forth on the Signature Page hereof. By a notice given pursuant to this
Section 5.3, either party may hereafter designate a different address for delivery of notices. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.3. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

SECTION 5.4 - TITLES

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

SECTION 5.5 - CONSTRUCTION

     This Agreement shall be administered, interpreted, and enforced under the laws of the State of California.

                  [NEXT PAGE FOLLOWING IS THE SIGNATURE PAGE]

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                                SIGNATURE PAGE

                1998 STOCK OPTION AGREEMENT OF NURESCELL INC.

______ Incentive Stock Option

______ Non-Qualified Option

Purchase/Exercise Price per Share: $__________

Number of Shares: _____________

Vesting: ______% each year, for ____ years; first portion vesting _____________

     I have read the Stock Option Agreement indicated above which was adopted for use in connection with the 1998 Stock Option Plan. I have also received and reviewed a copy of the 1998 Stock Option Plan. As Optionee, I hereby agree to all of the terms of the Agreement.

Date of Grant: ____________________       ____________________________________
                                          Optionee Signature

                                          ____________________________________
                                          Optionee Name (Please Print)

                                          ____________________________________

                                          ____________________________________
                                                       Address

                                          Optionee Social Security Number or
                                          Taxpayer Identification Number:

                                          ____________________________________


     The Company hereby agrees to all of the terms of the Agreement.

                                          NURESCELL INC.

                                          By: ________________________________

                                          Name: ______________________________

                                          Its: _______________________________


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